UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018

XBIOTECH INC.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada
(State of Incorporation)

001-37347

(Commission File Number)

N/A
(I.R.S. Employer Identification No.)

8201 E Riverside Dr. Bldg 4, Ste 100 Austin, Texas (Address of principal executive offices)	78744 (Zip Code)

(512) 386-2900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of a Member of the Board of Directors

On March 20, 2018, Mr. Donald H. MacAdam was elected as a member of the Board of Directors of XBiotech Inc. (“the Company”), as well as appointed as a member of the Company’s Audit Committee, to serve until his successor is duly elected and qualified or until his earlier resignation, removal or death. Mr. MacAdam is a technology executive with extensive public and private company experience. He is currently a director of Hammond Power Solutions (TSE:HPS.A) and was formerly CEO of MBVax Bioscience, Director of CTL Immunotherapies, CEO of Tm Bioscience (TSE), President of CRS Robotics (TSE), and CEO of L.A. Varah Ltd. (TSE).

Upon election as a Board Member and pursuant to the Board Member Agreement in place between Mr. MacAdam and the Company (the “Agreement”), Mr. MacAdam (the “Option Holder”) was granted non-qualified stock options to purchase 25,000 shares of the Company’s common stock on the Effective Date of the Agreement and an additional 12,500 options will be granted on or about the date of the Company’s 2018 annual stockholders meeting. During Option Holder’s service as a Board Member in years following 2018, the Option Holder will be granted 25,000 options annually on or about the date of the Company’s annual stockholders meeting. All granted options will be exercisable at a price equal to the closing price of the Company’s common stock, as reported by NASDAQ, on the date of grant, and vest in two equal installments occurring six months and 12 months following the date of grant, subject to continued service as a Director (the “Options”). The Options shall expire ten years from the date of grant, unless terminated earlier in accordance with the Plan or the Option Holder’s stock option agreement. In accordance with the Plan, the Options will remain exercisable for 90 days after the date of the Option Holders termination without cause or resignation.

This Form 8-K contains forward-looking statements, including declarations regarding management's beliefs and expectations, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “expects,” “plans,” “contemplate,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “intend” or “continue” or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties are subject to the disclosures set forth in "Risk Factors" in our SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2018	XBIOTECH INC.

	By:	/s/John Simard
John Simard
Chief Executive Officer and President